EXHIBIT 99.1

HSBC AUTOMOTIVE TRUST 2005-3
SERIES 2005-3 NOTES

TERM SHEET

Dated October 26, 2005

Subject to Revision

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This term sheet does not contain all of the information that is required to be included in the base prospectus and the prospectus supplement.

Trust

HSBC Automotive Trust 2005-3.  This trust is a Delaware statutory trust formed under the laws of the State of Delaware.  The address of the trust is in care of U.S. Bank Trust National Association, 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.

Seller

HSBC Auto Receivables Corporation (formerly known as Household Auto Receivables Corporation), a Nevada corporation.  The seller will purchase the auto loans from the transferors and will sell them to the trust.  The seller will also own interests in the trust.  The address and telephone number of the seller are 1111 Town Center Drive, Las Vegas, Nevada 89144, (702) 243-1241.

Servicer

HSBC Finance Corporation (formerly known as Household International, Inc. and successor by merger to Household Finance Corporation), a Delaware corporation.  The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities.  The servicer was acquired by HSBC Holdings plc (“HSBC”) on March 28, 2003.  The address and telephone number of the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

Subservicer

HSBC Auto Finance Inc. (formerly known as Household Automotive Finance Corporation), a Delaware corporation and wholly owned subsidiary of the servicer. The auto loans were purchased by the subservicer from unaffiliated automobile dealers or alliance relationships or originated by HSBC Auto Credit Inc. (formerly known as Household Automotive Credit Corporation), a Delaware corporation and wholly owned subsidiary of the subservicer.  The subservicer will service the auto loans in accordance with policies established in consultation with the servicer.  The address and telephone number of the subservicer are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

Transferors

HSBC Auto Finance Inc. and HSBC Auto Credit Inc.  The address and telephone number of HSBC Auto Credit Inc. are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

Owner Trustee

U. S. Bank Trust National Association.  The address of the owner trustee is 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.

Indenture Trustee

JPMorgan Chase Bank, N.A.  The address of the indenture trustee is 227 West Monroe Street, 26th Floor, Chicago, Illinois 60606.

Administrator

HSBC Bank USA, National Association.  The address of the administrator is 452 Fifth Avenue, New York, New York 10018.

Cut-Off Date

The close of business on October 23, 2005.  The trust will receive amounts paid or payable on the auto loans after this date.

Closing Date

On or about November 3, 2005.

The Trust Assets

The trust will pledge property to secure payments on the notes.  The pledged assets will include:

•      a pool consisting primarily of “non-prime” auto loans for new and used automobiles, light duty trucks and vans;

•      monies paid or payable on the auto loans after the cut-off date for the auto loans;

•      the security interests in the underlying vehicles;

•      the loan files;

•      all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•      all rights to proceeds from liquidating auto loans;

•      the seller’s right against dealers under agreements between the subservicer and the dealers;

•      the bank accounts opened in connection with this offering;

•      rights under the transaction documents; and

•      all proceeds from the items described above.

Auto Loans

•                  On the closing date, the seller will assign a pool of auto loans to the trust.  On the closing date, the trust will pledge the auto loans to the indenture trustee as collateral for the notes.

•                  As of the cut-off date, the auto loans in the pool had:

-                    An aggregate principal balance of $1,371,620,501.25;

-                    A weighted average interest rate of approximately 13.476%;

-                    A weighted average remaining term, which is the period starting after the cut-off date to and including the auto loan’s scheduled maturity, of approximately 63.59 months; and

-                    A weighted average original term of approximately 67.38 months.

•                  The auto loans will consist primarily of “non-prime” retail installment sales contracts that were purchased by the subservicer and “non-prime” loan and security agreements that were originated by the  other transferor, in each case secured by new or used automobiles, light duty trucks or vans.  For auto loans purchased from unaffiliated dealers or alliance relationships, the original extension of credit is made by the dealer, and the auto loan is subsequently assigned to the subservicer.  The financing programs target consumers with limited or no credit history, modest income or who have experienced prior credit difficulties or have experienced any combination of the above.

•                  As of the cut-off date, approximately 14.96% of the aggregate principal balance of the auto loans were originated directly by an affiliate of the subservicer.  These auto loans are originated pursuant to substantially the same underwriting criteria as the indirectly originated auto loans and are expected to perform in a substantially consistent manner as the indirectly originated auto loans.

•                  As of the cut-off date, no auto loan was more than 30 days contractually delinquent.

•                  Each auto loan calls for the obligor to make fixed, level payments that will fully pay the balance of the amount financed by its maturity date.

•                  The trust will pay the notes primarily from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

•                  Payments on each auto loan are allocated by the simple interest accrual method.

Description of the Securities

The trust will issue four classes of asset backed notes.  The notes are designated as the “Class A-1 Notes”, the “Class A-2 Notes”, the “Class A-3 Notes” and the “Class A-4 Notes”.

The notes will have the following original principal amounts and note interest rates:

Class	Original Principal Amount	Interest Rate
Class A-1 Notes	$249,500,000%
Class A-2 Notes	$246,800,000%
Class A-3 Notes	$273,000,000%
Class A-4 Notes	$135,969,000%

Payment Date

The 17th day of each month if the 17th is a business day.  If the 17th is not a business day, the payment date will be the following day that is a business day.  The first payment date will be December 19, 2005.

Record Date

The last business day preceding a payment date unless the notes are no longer book-entry notes.  If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

Denominations

The trust will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.  One note of each class may be issued in another denomination.

Priority of Distributions

Each month, the trust will distribute to holders of the notes on the record date, the amounts received on the auto loans and any other collections available as assets of the trust as follows:

Interest Distributions

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate; the interest accrual period runs from and including the prior payment date, or, in the case of the first payment date, from and including the closing date, to and including the day preceding that payment date.  Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.  Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class.

Principal Distributions

On each payment date, to the extent of funds available, the trust will pay principal on the notes in an amount equal to the lesser of the decrease in the principal balance of the auto loans between the first and last day of a calendar month (or, in the case of the first payment date, between the cut-off date and the last day of November 2005) and the amount required to achieve the required overcollateralization.  In addition, on each payment date, if the amount required to achieve the required overcollateralization is greater than the decrease in the principal balance of the auto loans between the first and last day of a calendar month (or, in the case of the first payment date, between the cut-off date and the last day of November 2005), any available funds remaining after making the required deposit to the reserve account will be paid as principal on the notes to achieve the required overcollateralization.  These principal payments will be paid in the following order:

•                  to the Class A-1 Notes until the Class A-1 Notes are paid in full,

•                  to the Class A-2 Notes until the Class A-2 Notes are paid in full,

•                  to the Class A-3 Notes until the Class A-3 Notes are paid in full, and

•                  to the Class A-4 Notes until the Class A-4 Notes are paid in full.

Servicing Fees

On each payment date the trust will pay, to the extent of funds available, so long as HSBC Finance Corporation is acting as the servicer, after paying amounts due to noteholders and making deposits to the reserve account necessary to achieve the targeted reserve account balance, a servicing fee equal to the product of (a) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days between the cut-off date and the last day of November 2005 over 360), (b) 2.25% and (c) the aggregate principal balance of the auto loans as of the first day of the month immediately preceding such payment date (or, in the case of the first payment date, as of the cut-off date).  If HSBC Finance Corporation is no longer the servicer, fees due to the servicer will be paid prior to amounts due to noteholders and deposits to the reserve account necessary to achieve the targeted reserve account balance.

Overcollateralization

The overcollateralization amount is the amount by which the aggregate principal balance of the auto loans exceeds the outstanding principal balance of the notes.  The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur.  As of the closing date, the overcollateralization will be equal to $466,351,501.25, which is approximately 34% of the aggregate principal balance of the auto loans as of the cut-off date.

Excess interest and principal collected on the auto loans that is not required to be deposited into the reserve account to achieve the targeted reserve account balance will be distributed in reduction of the principal amount of the notes until the overcollateralization amount on any payment date equals 44% of the aggregate principal  balance of the auto loans at the end of the last day of the calendar month preceding the payment date.

Reserve Account

The administrator will hold a reserve account for the benefit of the noteholders.  An initial deposit equal to $13,716,205.01, which is approximately 1% of the aggregate principal balance of the auto loans as of the cut-off date, will be placed in the reserve account on the closing date.  On each payment date, any collections remaining after paying interest and certain principal payments on the notes and certain other fees and expenses will be deposited into the reserve account until the amount on deposit in the reserve account equals the targeted reserve account balance.

The targeted reserve account balance is the lesser of:

(i)                                     the greater of:

(a)                                  3% of the aggregate principal balance of the auto loans at the end of the last day of the calendar month preceding the current payment date, and

(b)                                 $27,432,410.03, which is approximately 2% of the aggregate principal balance of the auto loans on the cut-off date, and

(ii)                                  the outstanding principal amount of the notes.

On each payment date, if amounts received under the auto loans and any other collections available as assets of the trust are not sufficient to pay certain fees and expenses, certain amounts due to the noteholders, and, if HSBC Finance Corporation is no longer the servicer, fees due to the servicer, funds in the reserve account will be used to pay shortfalls.

Optional Substitution

The servicer and the subservicer will have the right to substitute up to 2% of the aggregate principal balance of the auto loans as of the cut-off date, subject to required eligibility criteria.

Optional Redemption

On any payment date when the aggregate principal  balance of the auto loans is less than or equal to 10% of the aggregate principal balance of the auto loans as of the cut-off date, the servicer or the subservicer may purchase the auto loans from the trust.  This will redeem the notes.  If redemption occurs, the trust will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

Lender-placed Insurance

The subservicer may, in accordance with its standard and customary servicing procedures, purchase insurance on behalf of obligors who do not provide adequate proof of insurance.  The scheduled payment due on an auto loan for which the subservicer has purchased insurance coverage will be increased by the amount of the monthly premium.  Payments received on such auto loans will generally be applied first to interest, then to premiums for insurance purchased by the subservicer, and then to unpaid fees, principal and other amounts due from the obligor.  As a result, if an obligor makes a payment that is less than the increased scheduled payment, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled.  Net liquidation proceeds will be applied first to principal until repaid in full, and then to other amounts due from the obligor, including unpaid insurance premiums.  This program is intended to reduce the incidence of uninsured losses on the auto loans.

Final Scheduled Payment Dates

If the notes have not already been paid in full, the trust will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1 Notes	November 17, 2006
Class A-2 Notes	January 20, 2009
Class A-3 Notes	October 18, 2010
Class A-4 Notes	November 19, 2012

Final payment on the notes will probably be earlier than the final scheduled payment dates stated above for each class of notes.

No Listing

The notes will not be listed on any securities exchange.

Material Federal Income Tax Consequences

For federal income tax purposes:

•                  Dewey Ballantine LLP, tax counsel to the trust, is of the opinion that (i) the notes will be characterized as indebtedness, and (ii) the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation.  By your acceptance of a note, you agree to treat the notes as indebtedness.

•                  Interest on the notes will be taxable as ordinary income:

•                        when received by a holder using the cash method of accounting, and

•                        when accrued by a holder using the accrual method of accounting.

•                  Dewey Ballantine LLP has prepared the discussions under “Material Federal Income Tax Consequences” in both the prospectus supplement and the prospectus.

•                  Dewey Ballantine LLP is of the opinion that the statements set forth in these discussions, insofar as they purport to constitute a summary of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and subject to the exceptions, limitations and qualifications contained therein, constitute an accurate summary of the matters described therein in all material respects.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in the prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes.  You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Ratings

The trust will not issue the notes unless they have been assigned the ratings stated below.

Class	Standard & Poor’s	Moody’s	Fitch
A-1	A-1+	P-1	F1+
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA

The ratings may be lowered, qualified or withdrawn by the rating agencies at any time.

We refer you to “Ratings” in the prospectus for more information regarding the ratings assigned to the notes.

Composition of the Auto Loans

Presented below is a description of the material characteristics of the auto loans as of the cut-off date.  In the following tables, due to rounding adjustments, the sum of the percentages listed for the number of auto loans and principal balance may not equal 100%.

	New	Used	Total
Aggregate principal balance	$535,660,132.30	$835,960,368.95	$1,371,620,501.25
Number of auto loans	23,842	49,103	72,945
Average principal balance(1)	$22,467.08	$17,024.63	$18,803.49
Range of principal balances	$3,564.93 to $39,672.10	$3,021.14 to $39,769.50	$3,021.14 to $39,769.50
Average original principal balance(2)	$23,363.55	$17,761.89	$19,592.79
Range of original principal balances	$4,660.24 to $40,000.00	$3,605.00 to $40,000.00	$3,605.00 to $40,000.00
Weighted average APR(3)	12.925%	13.829%	13.476%
Range of original APRs	6.500% to 24.950%	6.500% to 24.950%	6.500% to 24.950%
Weighted average original term(3)	70.50 months	65.39 months	67.38 months
Range of original terms	24 months to 72 months	24 months to 72 months	24 months to 72 months
Weighted average remaining term(3)	66.64 months	61.64 months	63.59 months
Range of remaining terms	9 months to 72 months	7 months to 72 months	7 months to 72 months
Number of auto loans more than 30 days delinquent	None	None	None
Weighted average FICO Credit Score(4) (5)	609	613	612

(1)          Aggregate principal balance divided by total number of such auto loans.

(2)          Aggregate original principal balance divided by total number of such auto loans.

(3)          Weighted by the principal balance of each such auto loan as of the cut-off date.

(4)          HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates creditworthiness based upon a proprietary internal credit scoring model.  The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application.  These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of an auto loan and may not be the score assigned to the primary obligor on the auto loan.

(5)          “FICO Credit Scores” are obtained by lenders in connection with auto loan applications to help assess a borrower¢s creditworthiness.  FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default.  The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not always correspond to the life of an auto loan.  Furthermore, FICO Credit Scores were not developed especially for use in connection with auto loans, but for consumer loans in general.  Therefore, a FICO Credit Score does not take into consideration the effect of auto loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related auto loan.

Composition of the Auto Loans by Principal Balance
(as of the cut-off date)

Principal Balance	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
$3,000.01 to $4,000.00	15	0.02%	$49,958.65	0.00%
$4,000.01 to $5,000.00	109	0.15	508,951.94	0.04
$5,000.01 to $6,000.00	291	0.40	1,621,371.57	0.12
$6,000.01 to $7,000.00	537	0.74	3,520,364.66	0.26
$7,000.01 to $8,000.00	998	1.37	7,534,173.47	0.55
$8,000.01 to $9,000.00	1,473	2.02	12,542,539.32	0.91
$9,000.01 to $10,000.00	2,071	2.84	19,736,728.94	1.44
$10,000.01 to $11,000.00	2,513	3.45	26,398,023.37	1.92
$11,000.01 to $12,000.00	2,950	4.04	33,938,385.00	2.47
$12,000.01 to $13,000.00	3,355	4.60	41,982,327.73	3.06
$13,000.01 to $14,000.00	3,807	5.22	51,434,340.36	3.75
$14,000.01 to $15,000.00	4,245	5.82	61,622,177.82	4.49
$15,000.01 to $16,000.00	4,713	6.46	73,081,520.12	5.33
$16,000.01 to $17,000.00	4,770	6.54	78,726,358.70	5.74
$17,000.01 to $18,000.00	4,656	6.38	81,466,576.95	5.94
$18,000.01 to $19,000.00	4,328	5.93	80,032,057.90	5.83
$19,000.01 to $20,000.00	4,029	5.52	78,516,092.11	5.72
$20,000.01 to $21,000.00	3,572	4.90	73,189,373.24	5.34
$21,000.01 to $22,000.00	3,309	4.54	71,094,800.90	5.18
$22,000.01 to $23,000.00	2,978	4.08	66,979,775.97	4.88
$23,000.01 to $24,000.00	2,721	3.73	63,931,876.89	4.66
$24,000.01 to $25,000.00	2,432	3.33	59,565,196.94	4.34
$25,000.01 to $26,000.00	2,137	2.93	54,494,748.99	3.97
$26,000.01 to $27,000.00	1,924	2.64	50,991,150.54	3.72
$27,000.01 to $28,000.00	1,637	2.24	44,992,478.94	3.28
$28,000.01 to $29,000.00	1,413	1.94	40,232,920.80	2.93
$29,000.01 to $30,000.00	1,172	1.61	34,571,364.75	2.52
$30,000.01 to $31,000.00	1,015	1.39	30,946,764.98	2.26
$31,000.01 to $32,000.00	847	1.16	26,659,839.14	1.94
$32,000.01 to $33,000.00	744	1.02	24,187,174.98	1.76
$33,000.01 to $34,000.00	600	0.82	20,082,332.71	1.46
$34,000.01 to $35,000.00	501	0.69	17,283,879.97	1.26
$35,000.01 to $36,000.00	370	0.51	13,118,757.68	0.96
$36,000.01 to $37,000.00	338	0.46	12,327,380.51	0.90
$37,000.01 to $38,000.00	199	0.27	7,459,282.95	0.54
$38,000.01 to $39,000.00	135	0.19	5,187,952.31	0.38
$39,000.01 to $40,000.00	41	0.06	1,611,499.45	0.12
Total	72,945	100.00%	$1,371,620,501.25	100.00%

Composition of the Auto Loans by APR
(as of the cut-off date)

APR Range	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
6.50% to 6.99%	468	0.64%	$7,545,670.69	0.55%
7.00% to 7.49%	261	0.36	4,444,931.85	0.32
7.50% to 7.99%	632	0.87	11,159,521.99	0.81
8.00% to 8.49%	855	1.17	15,650,774.49	1.14
8.50% to 8.99%	1,862	2.55	35,522,597.11	2.59
9.00% to 9.49%	1,678	2.30	33,463,381.32	2.44
9.50% to 9.99%	2,915	4.00	57,183,582.61	4.17
10.00% to 10.49%	2,778	3.81	52,880,776.64	3.86
10.50% to 10.99%	4,038	5.54	79,113,217.61	5.77
11.00% to 11.49%	3,428	4.70	65,961,789.08	4.81
11.50% to 11.99%	4,514	6.19	89,840,572.44	6.55
12.00% to 12.49%	4,150	5.69	82,622,211.14	6.02
12.50% to 12.99%	5,502	7.54	110,105,232.69	8.03
13.00% to 13.49%	4,167	5.71	82,425,956.75	6.01
13.50% to 13.99%	5,050	6.92	100,356,123.72	7.32
14.00% to 14.49%	3,815	5.23	74,128,642.13	5.40
14.50% to 14.99%	4,583	6.28	88,180,335.13	6.43
15.00% to 15.49%	3,279	4.50	60,980,376.52	4.45
15.50% to 15.99%	3,499	4.80	64,617,435.62	4.71
16.00% to 16.49%	2,436	3.34	43,377,348.75	3.16
16.50% to 16.99%	2,675	3.67	47,959,077.73	3.50
17.00% to 17.49%	1,637	2.24	28,374,177.96	2.07
17.50% to 17.99%	2,112	2.90	35,490,657.64	2.59
18.00% to 18.49%	1,782	2.44	29,216,951.81	2.13
18.50% to 18.99%	1,099	1.51	17,092,266.07	1.25
19.00% to 19.49%	770	1.06	11,720,768.07	0.85
19.50% to 19.99%	651	0.89	10,069,790.35	0.73
20.00% to 20.49%	458	0.63	6,749,173.48	0.49
20.50% to 20.99%	363	0.50	5,212,885.95	0.38
21.00% to 21.49%	424	0.58	6,078,219.74	0.44
21.50% to 21.99%	242	0.33	3,402,288.64	0.25
22.00% to 22.49%	197	0.27	2,729,685.48	0.20
22.50% to 22.99%	172	0.24	2,334,189.57	0.17
23.00% to 23.49%	114	0.16	1,530,406.78	0.11
23.50% to 23.99%	136	0.19	1,636,141.91	0.12
24.00% to 24.49%	81	0.11	998,901.75	0.07
24.50% to 24.99%	122	0.17	1,464,440.04	0.11
Total	72,945	100.00%	$1,371,620,501.25	100.00%

Composition of the Auto Loans by State of Residence(*)
(as of the cut-off date)

Location of Mailing Address of Borrower	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
Alaska	4	0.01%	$81,508.00	0.01%
Arizona	3,333	4.57	67,995,233.01	4.96
Arkansas	202	0.28	3,930,675.47	0.29
California	9,522	13.05	197,758,692.97	14.42
Colorado	1,268	1.74	24,273,717.83	1.77
Connecticut	638	0.87	11,293,701.92	0.82
Delaware	137	0.19	2,570,378.50	0.19
District of Columbia	72	0.10	1,386,005.40	0.10
Florida	8,226	11.28	156,016,192.00	11.37
Georgia	2,927	4.01	55,177,762.21	4.02
Hawaii	127	0.17	2,578,846.98	0.19
Idaho	197	0.27	3,529,562.49	0.26
Illinois	2,609	3.58	49,203,587.33	3.59
Indiana	1,679	2.30	30,467,544.05	2.22
Iowa	240	0.33	3,907,375.19	0.28
Kansas	425	0.58	7,662,445.13	0.56
Kentucky	1,113	1.53	19,945,162.29	1.45
Massachusetts	353	0.48	6,052,722.79	0.44
Michigan	1,261	1.73	21,676,122.15	1.58
Minnesota	460	0.63	8,113,305.15	0.59
Missouri	1,412	1.94	24,942,478.59	1.82
Montana	123	0.17	2,227,425.75	0.16
Nebraska	169	0.23	2,698,659.54	0.20
Nevada	1,493	2.05	29,480,327.14	2.15
New Hampshire	165	0.23	2,755,146.70	0.20
New Jersey	2,414	3.31	44,369,513.17	3.23
New Mexico	1,208	1.66	23,752,191.27	1.73
New York	2,639	3.62	44,920,081.11	3.27
North Carolina	2,207	3.03	40,557,130.27	2.96
North Dakota	61	0.08	1,040,086.95	0.08
Ohio	4,481	6.14	77,355,820.52	5.64
Oklahoma	1,499	2.05	27,341,672.34	1.99
Oregon	506	0.69	8,977,715.83	0.65
Pennsylvania	2,107	2.89	36,471,467.20	2.66
Rhode Island	100	0.14	1,643,198.11	0.12
South Carolina	894	1.23	15,854,150.32	1.16
South Dakota	84	0.12	1,409,492.20	0.10
Tennessee	1,917	2.63	34,769,267.96	2.53
Texas(*)	9,260	12.69	175,281,431.50	12.78
Utah	660	0.90	13,138,722.33	0.96
Vermont	44	0.06	787,427.61	0.06
Virginia	2,336	3.20	44,842,784.34	3.27
Washington	1,032	1.41	19,200,867.99	1.40
West Virginia	757	1.04	13,767,923.49	1.00
Wisconsin	416	0.57	6,814,646.53	0.50
Wyoming	168	0.23	3,600,331.63	0.26
Total	72,945	100.00%	$1,371,620,501.25	100.00%

(*)         In response to the effects of Hurricane Katrina and Hurricane Rita, auto loans with obligor zip codes in Alabama, Louisiana and Mississippi, and in certain counties in Texas designated by The Federal Emergency Management Agency as Individual Assistance areas, have been excluded from the pool of auto loans.

Composition of the Auto Loans by Remaining Term(*)
(as of the cut-off date)

Remaining Term Range (in months)	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
6 to 11	15	0.02%	$59,764.65	0.00%
12 to 17	38	0.05	224,999.31	0.02
18 to 23	228	0.31	1,701,919.56	0.12
24 to 29	193	0.26	1,727,725.06	0.13
30 to 35	1,299	1.78	13,073,154.32	0.95
36 to 41	675	0.93	7,980,872.05	0.58
42 to 47	3,118	4.27	39,601,011.98	2.89
48 to 53	4,218	5.78	62,341,208.63	4.55
54 to 59	22,626	31.02	357,199,872.72	26.04
60 to 65	5,091	6.98	100,031,579.21	7.29
66 to 71	35,147	48.18	780,819,233.60	56.93
72	297	0.41	6,859,160.16	0.50
Total	72,945	100.00%	$1,371,620,501.25	100.00%

(*)         The aggregate principal balance of the auto loans with an original term greater than 60 months is $949,252,908.75 (43,897 auto loans), which represents 69.2% of the aggregate principal balance of the auto loans as of the cut-off date.  The aggregate principal balance of the auto loans with an original term of 72 months is $896,795,188.03 (40,978 auto loans), which represents 65.4% of the aggregate principal balance of the auto loans as of the cut-off date.

Yield and Prepayment Considerations

All the auto loans are prepayable at any time.  If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur.  For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.  Weighted average life means the weighted average amount of time during which each dollar of principal of an auto loan is outstanding.

The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that an obligor may not sell or transfer a financed vehicle without the consent of the subservicer and the extent to which the subservicer is required to repurchase auto loans as a result of extensions of the maturity dates thereof in accordance with its account management policies.  In addition, the seller and the subservicer are obligated to purchase auto loans as a result of breaches of representations and/or covenants.  The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans.

If a note is purchased at a premium, and the actual rate of prepayments exceeds the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase.  If a note is purchased at a discount, and the actual rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase.  Any reinvestment risk, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans, will be borne by the noteholders.

The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the auto loans.  As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

Prepayments on auto loans can be measured relative to a prepayment standard or model.  The model used in this term sheet, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool.  ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

The table captioned “Percent of Initial Note Principal Balance at Various ABS Percentages”, also called the ABS Table, has been prepared on the basis of the following assumptions:

•      the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•      each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

•      the initial principal amount of each class of notes are as stated on the third page of this term sheet;

•      interest accrues during each interest period at the following assumed coupon rates: Class A-1 Notes, 4.26425%; Class A-2 Notes, 4.630%; Class A-3 Notes, 4.740%; and Class A-4 Notes, 4.860%;

•      payments on the notes are made on the 17th day of each month whether or not such date is a business day;

•      the notes are purchased on an assumed closing date of November 3, 2005;

•      the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of the auto loans by its indicated remaining term to maturity; and

•      the servicer or the subservicer exercises its optional redemption at the earliest payment date possible.

The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Next Payment Date	Aggregate Principal Balance	APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	October 2005	$374,997.16	11.898%	36	21
2	October 2005	$3,155,685.28	12.946%	38	34
3	October 2005	$10,128,491.78	12.972%	51	46
4	October 2005	$93,563,139.81	14.000%	61	58
5	October 2005	$224,865,460.55	13.928%	72	70
6	November 2005	$1,707,558.74	10.760%	33	21
7	November 2005	$12,044,366.05	11.712%	39	33
8	November 2005	$40,185,383.03	12.120%	53	44
9	November 2005	$332,944,508.54	13.285%	61	56
10	November 2005	$652,650,910.31	13.476%	72	69

The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes.  The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS.  Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed.  Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance
at Various ABS Percentages(1)

	Class A-1 Notes				Class A-2 Notes				Class A-3 Notes				Class A-4 Notes
Payment Date	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
December, 2005	89	86	80	74	100	100	100	100	100	100	100	100	100	100	100	100
January, 2006	80	74	64	53	100	100	100	100	100	100	100	100	100	100	100	100
February, 2006	67	58	44	28	100	100	100	100	100	100	100	100	100	100	100	100
March, 2006	53	41	24	3	100	100	100	100	100	100	100	100	100	100	100	100
April, 2006	40	26	5	0	100	100	100	85	100	100	100	100	100	100	100	100
May, 2006	26	10	0	0	100	100	91	74	100	100	100	100	100	100	100	100
June, 2006	13	0	0	0	100	98	82	63	100	100	100	100	100	100	100	100
July, 2006	4	0	0	0	100	92	74	52	100	100	100	100	100	100	100	100
August, 2006	0	0	0	0	99	85	66	42	100	100	100	100	100	100	100	100
September, 2006	0	0	0	0	94	79	57	31	100	100	100	100	100	100	100	100
October, 2006	0	0	0	0	89	73	49	21	100	100	100	100	100	100	100	100
November, 2006	0	0	0	0	84	67	42	11	100	100	100	100	100	100	100	100
December, 2006	0	0	0	0	79	60	34	1	100	100	100	100	100	100	100	100
January, 2007	0	0	0	0	74	54	26	0	100	100	100	92	100	100	100	100
February, 2007	0	0	0	0	69	48	18	0	100	100	100	84	100	100	100	100
March, 2007	0	0	0	0	64	42	11	0	100	100	100	76	100	100	100	100
April, 2007	0	0	0	0	59	36	4	0	100	100	100	67	100	100	100	100
May, 2007	0	0	0	0	54	30	0	0	100	100	97	59	100	100	100	100
June, 2007	0	0	0	0	48	24	0	0	100	100	90	52	100	100	100	100
July, 2007	0	0	0	0	43	19	0	0	100	100	84	44	100	100	100	100
August, 2007	0	0	0	0	38	13	0	0	100	100	78	37	100	100	100	100
September, 2007	0	0	0	0	33	7	0	0	100	100	72	30	100	100	100	100
October, 2007	0	0	0	0	28	1	0	0	100	100	66	23	100	100	100	100
November, 2007	0	0	0	0	23	0	0	0	100	96	60	16	100	100	100	100
December, 2007	0	0	0	0	18	0	0	0	100	91	54	9	100	100	100	100
January, 2008	0	0	0	0	13	0	0	0	100	86	48	3	100	100	100	100
February 2008	0	0	0	0	8	0	0	0	100	81	43	0	100	100	100	93
March, 2008	0	0	0	0	3	0	0	0	100	76	38	0	100	100	100	81
April, 2008	0	0	0	0	0	0	0	0	98	72	32	0	100	100	100	70
May, 2008	0	0	0	0	0	0	0	0	94	67	27	0	100	100	100	59
June, 2008	0	0	0	0	0	0	0	0	89	62	22	0	100	100	100	0
July, 2008	0	0	0	0	0	0	0	0	85	57	18	0	100	100	100	0
August, 2008	0	0	0	0	0	0	0	0	80	53	13	0	100	100	100	0
September, 2008	0	0	0	0	0	0	0	0	76	48	8	0	100	100	100	0
October, 2008	0	0	0	0	0	0	0	0	71	44	4	0	100	100	100	0
November, 2008	0	0	0	0	0	0	0	0	67	40	0	0	100	100	100	0
December, 2008	0	0	0	0	0	0	0	0	63	35	0	0	100	100	92	0
January, 2009	0	0	0	0	0	0	0	0	58	31	0	0	100	100	84	0
February 2009	0	0	0	0	0	0	0	0	54	27	0	0	100	100	76	0
March, 2009	0	0	0	0	0	0	0	0	49	23	0	0	100	100	69	0
April, 2009	0	0	0	0	0	0	0	0	45	19	0	0	100	100	62	0
May, 2009	0	0	0	0	0	0	0	0	41	15	0	0	100	100	0	0
June, 2009	0	0	0	0	0	0	0	0	36	11	0	0	100	100	0	0
July, 2009	0	0	0	0	0	0	0	0	32	7	0	0	100	100	0	0
August, 2009	0	0	0	0	0	0	0	0	28	4	0	0	100	100	0	0
September, 2009	0	0	0	0	0	0	0	0	24	*	0	0	100	100	0	0
October, 2009	0	0	0	0	0	0	0	0	20	0	0	0	100	94	0	0
November, 2009	0	0	0	0	0	0	0	0	15	0	0	0	100	87	0	0
December, 2009	0	0	0	0	0	0	0	0	11	0	0	0	100	81	0	0
January, 2010	0	0	0	0	0	0	0	0	7	0	0	0	100	74	0	0
February, 2010	0	0	0	0	0	0	0	0	3	0	0	0	100	68	0	0
March, 2010	0	0	0	0	0	0	0	0	0	0	0	0	98	62	0	0
April, 2010	0	0	0	0	0	0	0	0	0	0	0	0	90	0	0	0
May, 2010	0	0	0	0	0	0	0	0	0	0	0	0	82	0	0	0
June, 2010	0	0	0	0	0	0	0	0	0	0	0	0	74	0	0	0
July, 2010	0	0	0	0	0	0	0	0	0	0	0	0	66	0	0	0
August, 2010	0	0	0	0	0	0	0	0	0	0	0	0	60	0	0	0

Weighted Average Life in Years (2)	0.43	0.37	0.30	0.25	1.64	1.31	1.00	0.77	3.41	2.91	2.25	1.70	4.76	4.34	3.44	2.54

(1)          The percentages in this table have been rounded to nearest whole number.

(2)          The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

(*)         Indicates a number that is greater than 0 but less than 0.5%.

Delinquency and Loss Information of the Subservicer

The information presented below summarizes the delinquency and loss experience for the subservicer’s portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs.  The subservicer determines the delinquency status of an auto loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments under the auto loan.  Payments made by an obligor must equal or exceed 90% of the scheduled payment due for an auto loan to be considered contractually current.  The delinquency status of an auto loan may be affected by the subservicer’s account management policies and practices for the collection of auto loans, as described below.  Under these policies and practices, the subservicer may treat an auto loan as contractually current based upon indicia or criteria that, in its judgment, evidence a probability of continued payment.  These policies and practices are designed to maintain and improve customer relationships, maximize collections and avoid repossession if reasonably possible.

The subservicer’s primary account management practice that resets the delinquency status of an auto loan to contractually current is referred to as an extension.  An extension changes the maturity date on the auto loan by the number of the obligor’s payments that are delinquent.  If the auto loan subsequently experiences payment defaults, it will again become contractually delinquent.

The fact that extension criteria may be met for a particular auto loan does not require the subservicer to extend that auto loan, and the extent to which the subservicer extends auto loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time.  The subservicer uses extensions in an effort to maximize collections and to maintain and improve customer relationships and avoid repossession when it is reasonable to do so.  Accordingly, the application of this practice is subject to complexities, variations and changes from time to time.  These policies and practices are continually under review and assessment to assure that they meet the goals outlined above and, consequently, the subservicer will modify or permit exceptions to these general policies and practices from time to time.  In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders.

In the third quarter of 2003, the subservicer, in cooperation with the servicer, implemented certain changes to its account management policies and practices that are generally effective for auto loans originated on or after January 1, 2003.  The policies and practices that are generally effective for auto loans originated on or after January 1, 2003 are:

•                                          auto loans may generally be extended upon receipt of two qualifying payments within the 60 days preceding the extension;

•                                          auto loans will be limited to four extensions in a rolling 60 month period;

•                                          auto loans may not be extended by more than three months at a time or by more than a total of six months over the life of the auto loan;

•                                          auto loans will be limited to one extension every six months;

•                                          auto loans will generally not be eligible for extension until six months after acquisition;

•                                          auto loans whose obligors have filed for Chapter 7 bankruptcy protection may be extended upon receipt of a signed reaffirmation agreement; and

•                                          auto loans whose obligors are subject to a Chapter 13 bankruptcy plan may be extended upon filing of the plan with a bankruptcy court.

Auto loans originated prior to January 1, 2003 are generally subject to account management policies and practices that differ from those summarized above.  The policies and practices that are generally effective for those auto loans are summarized below:

•                                          auto loans may be extended upon receipt of one qualifying payment within the 60 days preceding the extension;

•                                          auto loans may be extended no more than three months at a time and by no more than three months in any 12 month period;

•                                          auto loans may not be extended by more than a total of six months over the life of the auto loan;

•                                          auto loans whose obligors have filed for Chapter 7 bankruptcy protection may be extended upon receipt of a signed reaffirmation agreement; and

•                                          auto loans whose obligors are subject to a Chapter 13 bankruptcy plan may be extended upon filing of the plan with a bankruptcy court.

The following table summarizes approximate extension statistics for the subservicer’s portfolio of auto loans for new and used automobiles, light duty trucks and vans as of June 30, 2005 and December 31, 2004, 2003, 2002 and 2001.  Extension statistics are compiled using certain assumptions and estimates and the servicer continues to enhance its ability to capture extension data.  When comparing extension statistics from different periods, the fact that the servicer’s extension policies and practices have changed over time, that exceptions are made to those policies and practices and that the servicer’s data capture methodologies will be enhanced over time should be taken into account.  The information in the following table excludes experience for retail installment sales contracts and loan and security agreements purchased from or serviced for certain alliance relationships, those originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network and those serviced for an affiliate, HSBC Bank USA, National Association, which are not deemed to be representative of the auto loans otherwise serviced by the subservicer.  The auto loan pool does not include any auto loans purchased from or serviced for such alliance relationships, any auto loans originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network or any auto loans serviced for HSBC Bank USA, National Association.

	At June 30,		At December 31,
	2005		2004		2003		2002		2001
	(Dollars in thousands)
Never extended	$8,561,992	84.6%	$8,192,405	84.4%	$6,941,060	84.3%	$6,198,160	83.3%	$5,435,212	85.0%
Extended:
Extended in last 6 months	734,324	7.3%	881,241	9.1%	601,064	7.3%	587,821	7.9%	511,549	8.0%
Extended in last 7-12 months	513,171	5.1%	314,518	3.2%	312,883	3.8%	319,953	4.3%	281,352	4.4%
Extended more than 12 months ago	306,106	3.0%	321,781	3.3%	378,753	4.6%	334,834	4.5%	166,254	2.6%
Total ever extended	$1,553,602	15.4%	$1,517,539	15.6%	$1,292,700	15.7%	$1,242,608	16.7%	$959,155	15.0%
Total	$10,115,594	100.0%	$9,709,944	100.0%	$8,233,760	100.0%	$7,440,768	100.0%	$6,394,367	100.0%

In addition to extensions, the subservicer uses modifications to manage customer relationships, maximize collections and avoid repossession if reasonably possible.  Under this account management technique, an auto loan is treated as contractually current.  This tool is typically used on a more limited basis than extensions.  Modifications are typically used in transitional situations, usually involving obligor hardship or temporary setbacks that are expected to affect the obligor’s ability to pay the contractually specified amount for some period of time.  In a modification, the subservicer agrees to assist the obligor in meeting the obligor’s monthly payment obligation by modifying the terms of the auto loan, typically by changing the interest rate and extending the maturity date on the auto loan.

The subservicer may also respond to obligor hardship resulting from a disaster declared by the Federal Emergency Management Administration by deferring certain amounts due on the auto loan for a specified period of time without changing the interest rate, extending the maturity date or otherwise changing any other contractual terms of the auto loan.  Under this account management technique, delinquency status of the auto loan is reset by the term of the period of the deferral.

The use of extensions, modifications and other account management tools is under continual review and assessment to determine if it achieves the goals described above.  When the subservicer uses one of these account management tools, it generally treats the auto loan as being contractually current and will not reflect the auto loan as a delinquent account in its delinquency statistics if the obligor immediately begins payments under the agreed terms.  In the case of modification, if the obligor does not adhere to the agreed terms, collection action is resumed.

The information presented below has not been adjusted to eliminate the effect of changes to the subservicer’s underwriting and credit standards, account management policies and practices or charge-off policies during the periods shown.  The subservicer continuously reviews these policies and practices in light of portfolio performance, competitive conditions and the overall economic environment.  As a result, these policies and practices have been adjusted over time to improve portfolio performance.  Management believes that these changes in the ordinary course of business have not materially impacted the presentation of historical delinquency and loss experience presented below.

Currently, the principal balance of an auto loan in excess of the estimated net realizable value (or actual realized value in the case of a sold vehicle) is charged off by the subservicer no later than the end of the month in which the earliest of the following occurs: (1) when an auto loan becomes 150 days delinquent (210 days for a bankruptcy), (2) 90 days after the financed vehicle has been repossessed if it remains unsold and (3) when the repossessed financed vehicle is sold.

If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown.  The tables below present data for auto loans purchased or originated by the subservicer and its affiliates.  Following the merger in which HSBC Finance Corporation acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another HSBC Finance Corporation subsidiary.  The auto loans held by this entity are included in the auto loans and the performance results presented in the following tables only for the periods ended June 30, 2005 and December 31, 2004, 2003, 2002 and 2001.  The information in the following table excludes experience for retail installment sales contracts and loan and security agreements purchased from or serviced for certain alliance relationships, those originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network and those serviced for an affiliate, HSBC Bank (USA), National Association, which are not deemed to be representative of the auto loans otherwise serviced by the subservicer.  The auto loan pool does not include any auto loans purchased from or serviced for such alliance relationships, any auto loans originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network or any auto loans serviced for HSBC Bank (USA), National Association.

Historical Delinquency
(Dollar Amounts in Thousands)

	At June 30,		At December 31,
	2005		2004		2003		2002		2001		2000
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal outstanding	10,115,594	100.00%	9,709,944	100.00%	8,233,760	100.00%	7,440,768	100.00%	6,394,367	100.00%	4,511,967	100.00%
Delinquencies (1)
1 month	480,852	4.75%	519,805	5.35%	565,656	6.87%	544,313	7.32%	396,626	6.20%	296,082	6.56%
2 months (2) (3)	175,116	1.73%	176,947	1.82%	191,701	2.33%	173,140	2.32%	120,507	1.89%	62,357	1.38%
3 months and over (2) (3)	105,866	1.05%	116,464	1.20%	137,563	1.67%	98,768	1.33%	81,311	1.27%	51,993	1.15%
Subtotal	761,834	7.53%	813,216	8.37%	894,920	10.87%	816,221	10.97%	598,444	9.36%	410,432	9.10%
Repossessions on hand (4)	72,100	0.71%	118,253	1.22%	114,323	1.39%	96,754	1.30%	92,727	1.45%	60,687	1.35%
Total delinquencies and repossessions on hand	833,934	8.24%	931,469	9.59%	1,009,243	12.26%	912,975	12.27%	691,171	10.81%	471,119	10.44%

(1)  Determined on the basis of contractual delinquency.

(2)  For periods prior to June 30, 2005, repossessions and insurance claims in process at period end were allocated to the “3 months and over” category.  Delinquency statistics for the “2 months” and “3 months and over” categories at June 30, 2005 have been compiled using refined allocation methodologies, resulting in allocation of repossessions and insurance claims in process between the “2 months” and “3 months and over” categories, as appropriate.  When comparing delinquency statistics from prior periods, the fact that HSBC Finance delinquency allocation methodologies have changed over time should be taken into account.

(3)  The aggregate principal balance of auto loans that are at least 2 months contractually delinquent and the obligors on which are in bankruptcy represents no greater than 1% of the aggregate principal balance of outstanding auto loans for each period presented.

(4)  Represent the principal balance of the auto loans for which the underlying vehicle has been repossessed and is more than one month contractually delinquent, but has not been charged off.

Historical Net Charge-off Experience
(Dollar Amounts in Thousands)

	As of the Six Months Ended June 30,		As of the Year Ended December 31,
	2005		2004	2003	2002	2001	2000
Principal outstanding	$10,115,594		$9,709,944	$8,233,760	$7,440,768	$6,394,367	$4,511,967
Average principal amount outstanding	$9,774,665		$8,935,396	$7,407,004	$6,940,463	$5,322,506	$3,842,534
Number of contracts outstanding	730,937		708,500	636,836	578,437	483,883	339,025
Average number of contracts outstanding	713,449		636,767	587,938	533,415	404,888	291,510
Number of repossessions	20,420		49,074	50,518	44,212	33,642	24,843
Number of repossessions asa percent of average number of contracts outstanding	5.72%	(2)	7.71%	8.59%	8.29%	8.31%	8.52%
Net charge-offs (1)	$238,856		$534,458	$549,073	$460,476	$282,692	$180,796
Net charge-offs as a percentof average principal amount outstanding (1)	4.89%	(2)	5.98%	7.41%	6.63%	5.31%	4.71%

(1)     Net charge-offs represent the principal balance in excess of the estimated net realizable value (or actual realized value in the case of sold vehicles) and exclude costs of repossession and, for periods prior to January 1, 2003, costs of liquidation.  The subservicer pays monthly premiums for vendor’s single interest physical damage insurance policies with respect to auto loans securitized prior to 2005.  This insurance covers all such financed vehicles for which the obligor’s insurance is no longer in effect.  This premium includes an amount equal to the net claims filed with the insurer in the prior month.  Net charge-offs exclude the amount of insurance claims received by the subservicer under these policies, which were approximately $2.6 million, $8.5 million, $17.9 million, $25.1 million, $10.9 million and $2.7 million for the periods ended June 30, 2005, December 31, 2004, December 31, 2003, December 31, 2002, December 31, 2001 and December 31, 2000, respectively.  Vendor’s single interest physical damage insurance is voluntary and may be terminated by the subservicer at any time.  The subservicer currently intends to discontinue this type of insurance for all auto loans in the subservicer’s portfolio as of January 1, 2006.

(2)     Annualized.

The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables.  However, there is no assurance that delinquency, loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks or vans.